PEOPLE'S REPUBLIC OF CHINA

                                  LEGAL ENTITY

                                BUSINESS LICENSE

(Left Side)

Registration No.:                   Xianyang Joint Venture No.000390      1/2

This enterprise has registered to be business legal entity and is approved to do business.

                                    Annual Validation Check by every March 31

(Right Sight)     license No. 0157253

Name of the enterprise:
         In Chinese
         In English:          XIANYANG DNON TECH SPECIAL ELECTRICAL
                              TECHNICAL CO. LTD.

Address:                      70 Weiyang West Road, Xianyang, Shaanxi Province

Type of the enterprise:       Joint Venture

Field of Operation:           Manufacturing and sales of enameled wire.

Registration Capital:         USD2,500,000

Chairman of Board             Du, Qing Song
Vice Chairman of Board        Ma, Decai, Tang, Jiaqiang, Frossard
General Manager               Du, Qing Song
Deputy General Manager        Wang, Jianxuan, Yang, Zhiyong, Jin, Chuan

Term of Operation:            From May 31, 1993 to May 31, 2005

The License valid date:       From May 31, 1993 to May 31, 2005

The Commerce Administration Bureau of PRC                Director (Signature)
Seal Date:        March 26, 1996